UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

INTERNATIONAL GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 600 Vancouver, British Columbia, Canada	V6C 3P6
(Address of principal executive offices)	(Zip Code)

778-370-1372

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This current report on Form 8-K (this “Report”) contains forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks and the risks set out below, any of which may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  These risks include, by way of example and not in limitation:

•	the uncertainty of future revenue and profitability based upon our current financial condition and history of losses;

•	our lack of operating history;

•	risks relating to our liquidity;

•	risks related to the market for our common stock and our ability to dilute our current shareholders’ interest;

•	risks related to our ability to locate and proceed with a new project or business for which we can obtain funding;

•	risks related to our ability to obtain adequate financing on a timely basis and on acceptable terms; and

•	other risks and uncertainties related to our business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements.

Forward looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to “we”, “us” and “our” are to International Gold Corp.

In addition, unless the context otherwise requires and for the purposes of this Report only:

•	“Closing Date” means December 11, 2014;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“LSG” means Lode Star Gold Inc., a Nevada corporation;

•	“NSR” means net smelter returns;

•	“Option Agreement” means our mineral option agreement with LSG dated October 4, 2014;

•	“Property” means those mineral claims owned by LSG and located in the State of Nevada known as the “Goldfield Bonanza Project”;

•	“SEC” means the Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended; and

•	“US GAAP” means generally accepted accounting principles in the United States.

Additional defined terms are included throughout this Report.

All references to currency in this Report are to United States dollars unless otherwise specified.

INTRODUCTION

On December 5, 2014, we entered into a subscription agreement (the “Subscription Agreement”) with LSG pursuant to which we agreed to issue 35,000,000 shares of our common stock to LSG in exchange for a 20% undivided interest in and to the Property (the “Acquisition”).  The execution of the Subscription Agreement was one of the closing conditions of the Option Agreement, pursuant to which we acquired the sole and exclusive option to earn up to an 80% undivided  interest in and to the Property.  In order to earn the additional 60% interest in the Property, we are required to fund all expenditures on the Property and pay LSG an aggregate of $5 million in cash in the form of a NSR royalty, each beginning on the Closing Date.

On the Closing Date, we satisfied all the closing conditions in the Subscription Agreement and issued the 35,000,000 shares of our common stock to LSG, thereby completing the Acquisition.

The Acquisition was accounted for as a reverse acquisition whereby LSG acquired a majority of our issued and outstanding shares, resulting in LSG acquiring control of us.  LSG is therefore is considered the acquirer for accounting purposes.

As a result of the Acquisition and on the Closing Date, Robert Baker submitted his resignation as our President and Chief Executive Officer, and Mark Walmesley, our Chief Financial Officer, Treasurer and director, as well as a director of LSG, was appointed to fill the resulting vacancies.  Mr. Walmesley is now our President, Chief Executive Officer, Chief Financial Officer, Treasurer and director, and Mr. Baker is our Secretary and director.

Prior to the completion of the Acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) since we were not generating revenues, did not own an operating business, did not have any assets other than cash and cash equivalents, and had no specific plan other than to engage in a merger or acquisition transaction with an operating company or business.  Since we were a shell company, and in accordance with the requirements of Items 2.01(f) and 5.01(a)(8) of Form 8-K, this Report sets forth information that would be required if we were required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to our common stock (which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act).

Item 1.01                      Entry into a Material Definitive Agreement

On the Closing Date, we acquired a 20% interest in the Property in exchange for the issuance of 35,000,000 shares of our common stock to LSG at a deemed price of $0.02 per share.  As a result of the Acquisition, LSG became our controlling stockholder.

As a condition of the closing of the Subscription Agreement, we also entered into a settlement agreement with Woodburn Holdings Ltd. and Robert Baker, our former sole officer and director, dated December 5, 2014 (the “Settlement Agreement”).

Option Agreement

The Option Agreement sets out the terms and conditions governing the Acquisition as well as our obligations in respect of the Property.  Following the completion of the Acquisition and in order to earn an additional 60% interest in the Property (for a total of 80%), we are required to fund all expenditures on the Property and pay LSG an aggregate of $5 million in cash from the Property’s mineral production proceeds in the form of a NSR royalty.  Until such time as we have earned the additional 60% interest, the NSR royalty will be split as to 79.2% to LSG and 19.8% to us since the Property is subject to a pre-existing 1% NSR royalty in favor of a third party.

If we fail to make any cash payments to LSG within one year of the Closing Date, we are required to pay LSG an additional $100,000, and in any subsequent years in which we fail to complete the payment of the entire $5 million described above, we must make quarterly cash payments to LSG of $25,000 until such time as we have earned the additional 60% interest in the Property.

In addition, the Option Agreement provides that we will act as the operator on the Property and that a management committee will be formed comprised of representatives from us and LSG, with voting based on each party’s proportionate Interest, to supervise exploration of the Property and approve work programs and budgets.  As the operator, we are also obliged to perform a number of functions, including the following:

•	consider, develop and submit work programs to the management committee for consideration and approval, and to implement work programs when approved;

•	carry out operations in a prudent and workmanlike manner and in accordance with all applicable laws and regulations, and all agreements, permits and licenses relating to the Property and LSG;

•	pay and discharge all wages and accounts for material and services and all other costs and expenses that may be incurred by the us in connection with our operations on the property;

•	maintain and keep in force and, upon request by LSG provide reasonable documentary verification of, levels of insurance as are reasonable in respect of our activities in connection with the Property;

•	maintain true and correct books, accounts and records of expenditures; and

•	deliver to the management committee quarterly and annual progress reports.

Settlement Agreement

The closing of the Subscription Agreement was conditional upon the termination of the consulting agreement between us and Woodburn Holdings Ltd. (“Woodburn”) dated February 21, 2012 and effective as of January 1, 2012 (the “Consulting Agreement”), the complete text of which was included as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on February 21, 2012.  Robert Baker, our former sole officer and director, is the controlling shareholder of Woodburn.

Pursuant to the Consulting Agreement, Woodburn agreed to provide the services of Mr. Baker as our Chief Executive Officer, Chief Financial Officer and Secretary for a term of 48 months in exchange for base compensation of $90,000 per annum, to be paid in equal monthly installments of $7,500, in arrears, plus applicable taxes.  In addition, we agreed to reimburse Woodburn for its reasonable business and/or entertainment and automobile expenses for the duration of the Consulting Agreement.  Effective July 1, 2012, the compensation rate was increased to $108,000 per annum, in equal monthly installments of $9,000, in arrears, plus applicable taxes.

The Settlement Agreement terminates the Consulting Agreement with immediate effect and provides for the settlement of any and all claims between us, Woodburn and Mr. Baker that existed as of the date of the Settlement Agreement.  In addition, it provides that we will pay Mr. Baker $10,000 in cash on or before 30 days from the Closing Date and a minimum of $2,400 in cash per month until such time as he has received an aggregate of $34,000 in cash compensation from us.  As of the date of the Settlement Agreement, we had paid Mr. Baker the sum of $13,750, meaning that we still owed him a total of $20,250.

The foregoing description of the Option Agreement and Settlement Agreement includes a summary of all the material provisions but is qualified in its entirety by reference to the complete text of those agreements included as Exhibits 10.1 and 10.2, respectively, to this Report and incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 regarding the Acquisition is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we issued 35,000,000 shares of our common stock to LSG on the Closing Date pursuant to the Subscription Agreement, thereby completing the Acquisition.  The Acquisition was accounted for as a reverse acquisition, with LSG considered as the acquirer for accounting purposes.  Items 2.01(f) and 5.01(a)(8) of Form 8-K provide that if we were a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Acquisition, then we must disclose the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon the completion of the Acquisition.

Since we were a shell company immediately before the Acquisition, we are providing the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such a form.

DESCRIPTION OF BUSINESS

Our History

We were incorporated in the State of Nevada on December 9, 2004 for the purpose of engaging in the acquisition and exploration of mining properties.  We maintain our statutory registered agent’s office at 502 North Division Street, Carson City, Nevada 89703-4103 and our business office is located at 666 Burrard Street, Suite 600, Vancouver, British Columbia, Canada V6E 4M8.

From 2004 to 2011, we held the right to conduct mineral exploration activities on a property in British Columbia, Canada.  The claim was located on the south end of Polley Lake, approximately 90 kilometers northeast of the city of Williams Lake in the Cariboo Mining Division of British Columbia.  No work was performed on the property.  In 2011, due to adverse economic conditions and the increasing difficulty of raising funding for small scale mining exploration, we decided not to pursue exploration activities on the claim.  The mineral claim interest was expensed and charged to mineral property costs in 2011.

On July 15, 2011, we entered into a definitive securities purchase agreement with respect to the proposed acquisition of rights to certain mining concessions located in the State of Chihuahua, Mexico, covering approximately 15,980 hectares.  Pursuant to the terms of the agreement we agreed to issue 25,000,000 shares of common stock and make $150,000 in aggregate cash payments.  Of that amount, $75,000 was advanced on June 20, 2011 and the remaining $75,000 was payable on or before closing.

In the event the transaction did not close, the advance amount paid was to be treated as a secured demand loan bearing interest at 5% per annum.

The closing of the transaction was subject to a number of conditions, including satisfactory completion of both parties’ due diligence; obtaining all necessary governmental, regulatory and third party consents, waivers and approvals; the appointment of two nominees to our board of directors; and completion of an interim financing with proceeds intended to be used to fund our working capital.

The 25,000,000 shares were not issued and none of the closing conditions described above were completed.  We agreed on September 27, 2011 to a mutual release and cancellation of the agreement.  The other party acknowledged the $75,000 advanced as a loan from us, bearing interest at 5% per annum and indicated it would use best efforts to repay the loan in a timely manner.  The loan is secured by the assets of the other party and we expect to be repaid.  However, collectability is uncertain.  In 2011 we made a provision for loan loss in the amount of $76,418, for the full amount of the loan plus accrued interest.

On July 15, 2012, we entered into a letter of intent (the “SLC LOI”) with SignalChem Lifesciences Corporation, a private company incorporated in the Province of British Columbia, Canada (“SLC”), with respect to the proposed exchange of all of the issued and outstanding shares of SLC for shares of our common stock.  We were unable to conclude negotiations with SLC and agreed with that company on October 1, 2013 to terminate the SLC LOI.

On January 30, 2014, we entered into a letter of intent (the “ECI LOI”) with ECI Canada, Inc., a private company incorporated in the Province of Ontario, Canada (“ECI”), with respect to the proposed exchange of all the issued and outstanding shares of ECI for a minimum of 60% of our outstanding shares following the completion of the transaction.  The ECI LOI was subject to a number of conditions, including the negotiation and execution of a definitive agreement, receipt of all required regulatory approvals, and completion of due diligence investigations by both companies.  We were unable to negotiate a definitive agreement with ECI by April 15, 2014 and decided against pursuing an agreement during the second quarter of 2014.

On August 29, 2014, we entered into a letter of intent (the “LSG LOI”) with LSG which was superseded by the Option Agreement.  A complete text of the LSG LOI was included as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on September 3, 2014.

We have no revenues, have experienced losses since inception and have been issued a going concern opinion by our auditor.  Immediately prior to the Acquisition, we also had no properties, were not conducting any exploration work and were not currently in the “exploration stage”.

LSG’s History

LSG was incorporated in the State of Nevada on March 13, 1998 for the purpose of acquiring exploration stage mineral properties.  It currently has one shareholder, Lonnie Humphries, who is the spouse of Mark Walmesley, our Chief Financial Officer, Treasurer and director prior to the completion of the Acquisition, and now our President and Chief Executive Officer as well.  Mr. Walmesley is also the Director of Operations and a director of LSG.

LSG acquired the leases to the Property in 1997 and became the registered and beneficial owner of the Property on September 19, 2009.  Since the earlier of those dates, it has conducted contract exploration work on the Property but has not determined whether it contains mineral reserves that are economically recoverable.

In December 2010, it entered into a binding letter of intent with ICN Resources Ltd., a British Columbia corporation with its common shares listed for trading on the TSX Venture Exchange (“ICN”), to earn up to an 80% interest in the Property.  ICN and LSG, together with Esmerelda Gold Inc, a wholly-owned Nevada subsidiary of ICN (“Esmerelda”), entered into a definitive mineral option agreement in respect of this transaction on March 23, 2011 (the “ICN Option Agreement”).

On October 17, 2012, Corazon Gold Corp., another British Columbia corporation with its common shares listed for trading on the TSX Venture Exchange (“Corazon”), completed a business combination with ICN whereby it acquired 100% of ICN’s issued and outstanding shares and therefore the rights to the Property through Esmerelda.  On August 13, 2013, LSG issued a notice of default to Corazon under the ICN Option Agreement, and that agreement was formally terminated by LSG on September 17, 2013.

LSG is an exploration stage company and has not generated any revenues since its inception.  The Property represents its only material asset.

The Acquisition

On the Closing Date, we completed the Acquisition whereby we acquired a 20% interest in the Property in exchange for the issuance of 35,000,000 shares of our common stock to LSG at a deemed price of $0.02 per share.  As a result of the Acquisition, LSG became our controlling stockholder.  The Acquisition was accounted for as a reverse acquisition, with LSG as the accounting acquirer and our company as the accounting acquiree.

In connection with the Acquisition and on the Closing Date, our former sole officer and director, Robert Baker, resigned as our President and Chief Executive Officer and we appointed Mark Walmesley, our Chief Financial Officer, Treasurer and director, as well as a director of LSG, to fill the resulting vacancies.  Mr. Walmesley is now our President, Chief Executive Officer, Chief Financial Officer, Treasurer and director, and Mr. Baker is our Secretary and director.

The Property

Location and Means of Access

The Property is located in west-central Nevada (Figure 1), in the Goldfield Mining District at Latitude 37° 42’, and Longitude 117° 14’.  The claims comprising the Property are located in surveyed sections 35 and 36, Township 2 South, Range 42 East, and in sections 1, 2, 11, and 12, Township 3 South, Range 42 East, in Esmeralda County, Nevada.  The Property is accessible by traveling approximately one-half mile northeast of the community of Goldfield, along a county-maintained road that originates at U.S. Highway 95, which runs through “downtown” Goldfield.  The town of Goldfield, which is the Esmeralda county seat (population 300), is approximately 200 air miles south of Reno and 180 air miles north of Las Vegas.

Surface access on the Property is excellent and the relief is low, at an elevation of approximately 6000 feet.  Vegetation is sparse, consisting largely of sagebrush, rabbitbrush, Joshua trees and grasses.

Figure 1: Property Location Map

Description of the Property

The Property consists of 31 patented claims and 1 unpatented millsite claim, covering a total of approximately 460 acres, or 186 hectares.  Only the single unpatented claim is administered by the United States Bureau of Land Management (the “BLM”), and annual assessment filings and payments are due on it.  The patented claims are owned as private land by LSG, and only annual property taxes must be paid.

The 31 patented claims and one unpatented millsite claim are as follows:

Patented Claims

Claim Name	U.S. Survey No.
Combination No. 3	2375
August	2916
Great Western	2525
Gold Coin	2525
February	2941
Mohawk No. 1	2283
Side Line Fraction	2567
January	2941
Silver Pick	2203
Silver Pick Fraction	2203
Deserted (1)	2203
Pipe Dream	2203
North End (2)	2203
Hazel Queen	2375
Fraction	2844
White Horse	2844
White Rock	2844
Yellow Jacket	2844
Firelight	2749
Emma Fraction	2360
S.E. 2/3 Red King (more or less)	2361
S.E. 1/2 (Cornishman)	2750
Kewana #3	2565
Blue Jay	2375
Combination No. 1 Claim (3)	2375

Combination No 2 Claim (4)	2844 (19/24th interest)
Omega	2844 (19/24th interest)
Apazaca	2844 (19/24th interest)
Alpha	2844 (19/24th interest)
Jim Fraction	4096 (19/24th interest)
O.K. Fraction	2560 (¾ of ½ interest)
Notes:

(1)
Excluding the upper 200 feet from surface of the north ½ of such claim (the “Deserted Excluded Zone”).  We may, in our sole and unfettered discretion, by written notice to LSG at any time during the term of the Option Agreement, opt to include the Deserted Excluded Zone in the Property.

(2)
Excluding the upper 200 feet from surface of the east ½ of such claim (the “North End Excluded Zone”).  We may, in our sole and unfettered discretion, by written notice to LSG at any time during the term of the Agreement, opt to include the North End Excluded Zone in the Property.

(3)	Includes all depths of the north ½ of such claim along with depths beneath 380 feet on the south ½ of such claim.

(4)	Includes all depths of the south ½ of such claim along with depths beneath 380 feet on the south ½ of such claim.

Unpatented Claims

Claim Name	Nevada Mining Claim (NMC) No.
Troublemaker	1034313

The claims include any and all contracts, easements, leases and rights-of-way affecting or appurtenant thereto.

A map of the claims is included in Figure 2.

Figure 2: Claim Map

TROUBLE MAKER MILLSITE
NORTH END M.S.2203
MOHAWK No.1 M.S.2203
SILVER PICK M.S.2203
SILVER PICK FRC.
DESERTED M.S.2203
LSG Claim Boundary
KEWANA NO. 3
35
36
PIPE DREAM M.S.2203
YELLOW JACKET
WHITE ROCK
JANUARY M.S.2941
COMBINATION No.1 M.S.2375
T2S R42E
T3S R42E
APAZACA M.S.2944
ALPHA M.S.2944
WHITE HORSE M.S.2944
FRACTION M.S.2944
FEBRUARY M.S.2941
COMBINATION No.2 M.S.2375
CORNISHMAN M.S.2760
1
2
EMMA FRACTION M.S.2360
OMEGA M.S.2944
JIM FRACTION
BLUE JAY M.S.2944
COMBINATION No.3 M.S.2375
RED KING M.S.2361
FIRELIGHT M.S.2749
HAZEL QUEEN M.S.2375
AUGUST M.S.2916
GOLD COIN M.S.2520
GREAT WESTERN M.S.2502
GOLDFIELD TOWN LIMIT
4174800mN
4174600mN
4174400mN
4174200mN
4174000mN
4173800mN
4173600mN
4173400mN
4173200mN
4173000mN
4172800mN
4172600mN
N
200 meters

LODE STAR GOLD
GOLDFIELD BONANZA PROJECT
Esmeralda County, Nevada
T2 & 3S, R42E

Claim Map

UTM Ned 1927 zone 11 meters   Map by: JBA WORKS, INC.

Glossary

Ag – silver

Andesite – An igneous, extrusive rock.

Anomaly – Any departure from the norm which may indicate the presence of mineralization in the underlying bedrock.

Assay – A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained therein.

Au – Gold

Base metal – Any non-precious metal (e.g., copper, lead, zinc, nickel, etc.).

Breccia – A rock composed of broken fragments of minerals that can either be similar to or different from the composition of the fragments.

Calcereous – mostly or partly composed of calcium carbonate.

Chalcocite – A sulphide mineral of copper and iron; the most important ore mineral of copper.

Claim – A portion of land held either by a prospector or a mining company.

Clastic sediments – Rocks composed predominantly of broken pieces of older weathered or eroded rocks.

Clay – A fine-grained material composed of hydrous aluminum silicates.

Cleavage – The tendency of a mineral to split along crystallographic planes.

Contact – A geological term used to describe the line or plane along which two different rock formations meet.

Crosscut – A horizontal opening driven from a shaft and (or near) right angles to the strike of a vein or other orebody.

Dacite – An igneous, volcanic rock.

Development – Underground work carried out for the purpose of opening up a mineral deposit.  It includes shaft sinking, crosscutting, drifting and raising.

Drift – A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a crosscut which crosses the rock formation.

Epithermal – Deposited from warn waters at shallow depth under conditions in the lower ranges of temperature and pressure.

Exploration – Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.

Face – The end of a drift, crosscut or stope in which work is taking place.

Fracture – A break in the rock, the opening of which allows mineral-bearing solutions to enter.  A "cross-fracture" is a minor break extending at more-or-less right angles to the direction of the principal fractures.

Gangue -- the commercially worthless material that surrounds, or is closely mixed with, a wanted mineral in an ore deposit.

Geochemistry – The study of the chemical properties of rocks.

Geology – The science concerned with the study of the rocks which compose the Earth.

G/t – grams per tonne.

Host rock – The rock surrounding an ore deposit.

Igneous rocks – Rocks formed by the solidification of molten material from far below the earth’s surface.

Intrusive – A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

Km – kilometers.

Latite – An igneous, volcanic rock.

Lava – A general name for the molten rock ejected by volcanoes.

Lens – Generally used to describe a body of ore that is thick in the middle and tapers towards the ends.

Lode – A mineral deposit in solid rock.

M – meters.

Magma – The molten material deep in the Earth from which rocks are formed.

Metamorphic rocks – Rocks which have undergone a change in texture or composition as the result of heat and/or pressure.

Mineral – A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

Mineralization – A natural aggregation of one or more minerals, which has not been delineated to the extent that sufficient average grade or dimensions can be reasonably estimated or called a “deposit” or “ore”.  Further exploration or development expenditures may or may not be warranted by such an occurrence depending on the circumstances.

Monzonite – An igneous, intrusive rock.

Net smelter return – A share of the net revenues generated from the sale of metal produced by a mine.

Ore – A mixture of ore minerals and gangue from which at least one of the metals can be extracted at a profit.

Orebody – A natural concentration of valuable material that can be extracted and sold at a profit.

Oz – troy ounces precious metal.

Plutonic – Refers to rocks of igneous origin that have come from great depth.

Prophyry – A variety of igneous rock consisting of large-grained crystals.

Pyrite – A yellow iron sulphide mineral, normally of little value.  It is sometimes referred to as “fool's gold”.

Quartz – A common rock-forming mineral consisting of silicon and oxygen.

Reclamation – The restoration of a site after mining or exploration activity is completed.

Resource – The calculated amount of material in a mineral deposit, based on limited drill information.

Rhyolite – An igneous rock of silica-rich composition.

Rock – Any natural combination of minerals; part of the earth’s crust.

Royalty – An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground.  Generally based on a certain amount per tonne or a percentage of the total production or profits.  Also, the fee paid for the right to use a patented process.

Sample – A small portion of rock or a mineral deposit taken so that the metal content can be determined by assaying.

Sampling – Selecting a fractional but representative part of a mineral deposit for analysis.

Sandstone – A sedimentary rock consisting of grains of sand cemented together.

Schist – A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.

Sedimentary rocks – Secondary rocks formed from material derived from other rocks and laid down under water.

Shaft – A vertical or inclined excavation in rock for the purpose of providing access to an orebody.  Usually equipped with a hoist at the top, which lowers and raises a conveyance for handling workers and materials.

Shear or shearing – The deformation of rocks by lateral movement along innumerable parallel planes, generally resulting from pressure and producing such metamorphic structures as cleavage and schistosity.

Shear zone – A zone in which shearing has occurred on a large scale.

Slica – Silicon dioxide.  Quartz is a common example.

Stope – An excavation in a mine from which ore is, or has been, extracted.

Strike – The direction, or bearing from true north, of a vein or rock formation measured on a horizontal surface.

Strike length – The longest horizontal dimension of a body or zone.

Sulphide – A compound of sulphur and some other element.

Tuff – Rock composed of fine volcanic ash.

USGS – The United States Geological Survey.

Vein – A fissure, fault or crack in a rock filled by minerals that have travelled upwards from some deep source.

Volcanic rocks – Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano.

Zone – An area of distinct mineralization.

History

The Goldfield district was discovered late in 1902 and the first production was late in 1903.  It was a stereotypical mining boomtown with a population of 25,000 people within a few years.  An estimated 4.2 million ounces (130,000 kg) of gold were produced between 1903 and 1960, with more than 90% of that produced before 1919.  Some of the ore was incredibly rich.

The Property lies along the western margin of the Main District and covers 460 acres.  The first production was of high grades from the Phelan shaft in the northern part in 1910.  Other modest production was made from several shafts on the Property.  The first significant production was made by Newmont Mining (“Newmont”) in 1949-51 in the Newmont Lode and Red Hills areas, where ICN focused most of its exploration.   There is a complex modern exploration history, with the Property being explored by Trafalgar Mines (“Trafalgar”) and Westley Explorations Inc. (“Westley”) from 1983 to 1988.  They drilled 37,000 feet of holes and did seismic studies.  From 1988 to 1997, Geochem Mines, Inc. (“Geochem”) explored the Property.  Its principal contribution was rehabilitating the February Premier shaft.  LSG explored the property from 1998 to 2010, and its program included rehabilitation and sampling of old workings, and extensive surface and underground drilling.  Drilling totaled 39,300 feet.

In March 2011, ICN carried out an extensive program.  It included a biogeochemical study, a CSAMT survey of the entire property, 5800 feet of core drilling in 26 holes and 27,400 feet of reverse circulation drilling for a total of 63 reverse circulation (“RC”) holes.

A more detailed description of the Property’s history follows.

The first mention of mining on the Property regarded production of an unknown quantity of ore grading up to 3.5 oz Au/ton (120 g/t) on the 132 foot level of the Phelan Shaft, located in the northern portion of the claim block.  The Phelan ledge was similar in dip and strike to those found in the Mohawk and Combination veins, indicating high grade potential west of the Main District.  In 1939, Martin Duffy discovered an ore pillar near the Little Florence Shaft which is adjacent to the southeast border of the Property.  This 17’ x 6’ x 40’ block contained about 4700 ounces (146 kg) of gold at an average grade of 15 oz Au/ton (514 g/t).  At the time, the claim group held by LSG was called the Margraf claim group, owned in fee by Oscar and Marieanne Margraf.

Newmont worked in both the northern and the southern parts of the Margraf claims (now the LSG claims) from 1947 to 1951. The Seibert Formation was considered to be a poor host and barren of gold, so exploration ceased early in shallow shafts on the Margraf claims.  In the 1940’s, USGS data revealed that the Siebert Formation was younger than the mineralizing phase (post-mineral), thus Newmont began exploring for mineralization beneath the Siebert in this under-explored area.  They first rehabilitated the Silver Pick shaft and found low grade mineralization beneath Seibert rocks on the 500 foot (152 m) level.  In 1947, Newmont rehabilitated and extended a 2500 foot (762 m) crosscut westward from the Florence shaft (near the eastern corner of the Property) on the 300 foot (91 m) level.  The objective was to explore the southern continuation of the mineralized Columbia Mountain Fault that had been inferred from magnetometer surveys.  Several mineralized veins were encountered, and high grade ore (up to 14 oz Au/ton, or 480 g/t) was found near the projected fault.  Approximately 20,000 ounces (622 kg) of gold, 4,123 ounces (128 kg) of silver and 5,200 pounds (2,364 kg) of copper were recovered from what is now called the Newmont Lode.  This mining operation ceased early in 1951.

Subsequently, Newmont leased a separate vein occurrence in the Red Hills area, a short distance to the east.  Production data are not available, but maps of the Red Hills Stope indicate face assays up to 170 oz Au/ton (5.29 kg/tonne).

From 1980 to 1988, Trafalgar (a subsidiary of Transwestern Mining Company) leased the Margraf claim block.  A 4-line refraction seismic survey done by Cooksley Geophysics generated several shallow anomalies interpreted as silica-bearing fault zones.  Subsequent drilling confirmed this interpretation.  Trafalgar drilled 29,450 feet (8979 m) in 132 vertical holes. This program discovered two gold occurrences, the Church vein zone and the January target area with grades up to 0.38 oz Au/ton (13 g/t).  Additional holes in the Newmont Lode and Silver Pick areas yielded encouraging gold values.  Their drilling indicated the presence of three low grade and not well-defined bodies of mineralization in silicified ledges in the Sheets-Ish, February-Whiterock, and January areas.  Trafalgar also sampled all the dumps and tailing on the Margraf claims and moved approximately 200,000 tons (181,400 tonnes) to a stockpile for which sampling yielded an average grade of 0.045 oz Au/ton (1.54 g/tonne).  From June 1982 to March 1983 Trafalgar crushed, agglomerated and leached 63,000 tons (57,140 tonnes) of this material and recovered approximately 1700 ounces (52.9 kg) of gold.

Westley leased the Margraf claims from Trafalgar early in 1985 and terminated the lease on January 1, 1986.  Refraction seismic surveys were conducted to locate quartz veining and silicified zones.  Westley used this information to drill 11 RC holes for a total of 8000 feet (2439 m).  While all holes cut interesting alteration only one cut good gold values – a 5-foot (1.52 m) intercept grading 0.46 oz Au/ton (15.9 g/t) – near the projected intersection of the Church and Red Hills Decline zones.

The Margraf property was leased by Geochem in 1988.  Their principal contribution to the property was rehabilitating the February-Premier shaft to a depth of 300 feet (91 m) and rehabilitating 1500 feet (457 m) of drift on the 300 foot (91 m) level SW toward the Newmont Lode and Church Shaft.  For the first time in 50 years, there was access to the underground workings.  They also drilled a 380 foot (116 m) surface RC hole.

R.H. Law & Associates acquired the property from Geochem Mines via a quiet title action in 1997, formed LSG and placed the property in that company.  LSG started an exploration program of its own in 1998.  The program included re-conditioning of the February-Premier shaft, additional rehabilitation of underground workings, surface and underground geologic mapping, 3,500 feet (167 m) of surface reverse circulation drilling, 23,000 feet (7012 m) of underground core drilling, 10,400 feet (3170 m) of surface core drilling, and a CSAMT geophysical survey test.

The rehabilitation work provided access to the Newmont Lode, the Red Hills area and the Church workings to conduct geologic mapping and sampling.  This identified several gold-bearing quartz vein zones.  In 1998, a 3500 foot (1067 m) program of seven surface RC holes and 2400 feet (732 m) of underground jack-leg drilling were carried out.  The objective was to verify the presence of gold mineralization and extend it along strike and down dip and to better define the vein geometry.  The Red Hills and Church zones were the main focus of the work.

Between 2000 and 2008 a total of 23,000 feet (7012 m) of underground core was drilled in 152 holes.  These were focused on the Red Hills and Church zones with some holes in the Newmont Lode area.

In 2007, a total of 10,400 feet (3170 m) of surface core drilling was done in 23 holes largely in the Red Hills area.  This program yielded very encouraging results with several multi-ounce gold intercepts, as high as 75 oz Au/ton (2.57 kg).

On March 28, 2011, LSG and ICN entered into the ICN Option Agreement, and during 2011, ICN contracted Zonge Geophysics to complete a CSAMT geophysical survey over the entire property.  ICN also drilled 5600 feet (1767 m) in 26 core holes, largely in the Church Zone and 63 reverse circulation holes (27,470 feet or 8375 m) throughout the property.  Shea Clark Smith also supervised a biogeochemical orientation survey over portions of the property in 2011.

Drilling by LSG and ICN in the Church, Red Hills and other areas indicates the presence of a substantial tonnage of well-mineralized material.  Recent geologic modeling has more clearly outlined the geometry of this mineralization and suggested potential extensions.  Additional drilling will be required to define these well enough that they can be considered reserves.

Geologic Setting

Regional Geology

The Goldfield District is located in the Basin and Range Physiographic Province which stretches from Salt Lake City to Reno, characterized by north and south trending ranges separated by flat sediment-filled structural basins.  This appearance is due to large scale extensional tectonics during the Tertiary.  Superimposed on the Basin and Range is the Walker Lane Structural Zone, roughly parallel to the California-Nevada state line.  This is a series of west-northwest strike-slip faults and north to northeast striking oblique-slip and normal faults.  The Walker Lane is host to several precious metal mining districts in addition to Goldfield, such as Tonopah, Divide and Klondyke to the northwest, Bullfrog, Rhyolite and Railroad Springs to the southeast.

The rocks in the region are Paleozoic marine sedimentary and metamorphic rocks which have been intruded by or are overlain by younger igneous rocks of Mesozoic and Tertiary age (Figure 3).  Mineralization in the region is interpreted to be spatially and perhaps genetically related to Tertiary intrusive rocks, dominantly hosted in Oligocene to Miocene volcanic rocks and is primarily epithermal in nature.

Figure 3: Generalized Geologic Map of Nevada

Elko
Reno
Ely
Tonopah
Pioche
Walker
X Goldfield
Lane
Structural
Zone
Las Vegas
0 10 20 30 40 50 miles
0 20 40 60 80 kilometers
County boundaries
Quaternary and suspected Quaternary faults, less than 1.6 Ma (million years old), dashed where age uncertain
Lakes and reservoirs
Alluvial and playa deposits
Volcanic rocks, less than 6 Ma
Upper volcanic rocks, 6–17 Ma
Tuffaceous sedimentary rocks, 6–17 Ma
Lower volcanic rocks, mostly 17–43 Ma
Intrusive rocks, Mesozoic and Tertiary
Igneous and metamorphic complex, Jurassic or Cretaceous
Sedimentary, volcanic, and intrusive rocks, Mesozoic
Sedimentary and volcanic assemblage, upper Paleozoic
Carbonate and other sedimentary rocks, upper Paleozoic
Sedimentary and volcanic assemblage, lower Paleozoic
Carbonate and other sedimentary rocks, lower Paleozoic and Late Proterozoic
Metamorphic and intrusive rocks, Early and Middle Proterozoic

Goldfield District Geology

The Goldfield mining district is closely related to a complex and long-lived volcanic center defined by a thick series of tuffs domes and flows.  It is a 4.4 mile in diameter circular ring-fracture zone outlined by a series of curved faults, eruptive vents, doming and intense alteration.  The volcanic rocks of this feature range in age from Oligocene to Miocene.  The high-sulfidization, quartz-alunite hydrothermal alteration and widespread gold-enargite mineralization appear to be related to the emplacement of an igneous intrusive complex of Miocene (20-23 MA) age.  Intersections of northwest-striking right-lateral strike-slip faults and north to northeast striking normal faults appear to have localized both volcanic activity and gold-enargite mineral deposits.  The general sequence of mineralization-related events in the Goldfield District is as follows:

1.
Development of the East Goldfield structural zone and subsequent development of a major northwest striking right lateral shear zone along the south edge of the present location of the Goldfield Main District.

2.	Eruption of the early rhyolite and latitic volcanic sequence and possible initial development of a ring fracture system (33-30 MA).

3.	Deposition of the sediments included in the Diamondfield Formation and the Sandstorm Rhyolite (28 MA).

4.	Resurgence, uplift and eruption of the Milltown Andesite, Main District Rhyodacite, and probably emplacement of a central intrusive complex in the deeper core of the district (23-20 MA).

5.
Continued development of the controlling right-lateral strike-slip fault system, including development of a right stepping releasing bend on the Columbia Mountain fault and the development of a zig-zag pattern of fractures and shears in the Main District area (20-21 MA).

6a.
Initiation of the hydrothermal system. This event produced intense silicification, formation of multiple silica ledge zones, and propylitically altered the adjacent rhyodacite, dacite and Milltown andesite wall rocks (20.5 MA).

6b.	Stage 2 structural development, continued intrusions, uplift and hydrothermal fracturing and local brecciation of silica ledge zones and adjacent wall rocks.

6c.	Pre-gold acid leach event.

6d.	Intense argillic alteration of wallrock/ledge contacts.

6e.	Main stage gold deposition.

6f.	Barren, open space filling translucent quartz vein emplacement.

7.	Post-mineral faulting, deposition of post-mineral volcanic and sedimentary units and erosion of the Goldfield volcanic center (20 MA to present).

Figure 4: Goldfield District Geology

EXPLANATION
McMahon Ridge Deposit
Gemfield Deposit
Main District Deposits
Town of Goldfield
95
R 42 E
R 43 E
N
Scale 1" = 4,000'
0
2000
8,000
Feet

Project Geology

The Property is located along the southwestern margin of the Goldfield ring-fracture zone, an area of very strong alteration and strong fracturing or faulting in north-northwest (NNW) and northeast directions.  The largest through-going structure is the NNW trending South Columbia Mountain Fault, thought to be an important control of the localization of gold mineralization.

The oldest geologic unit in the area is the Ordovician Palmetto Formation, which consists largely of fine grained clastic sediments, including local calcareous sediments.  It is present only near the northern margin of the Property, along with small Jurassic quartz monzonite intrusive bodies and arealy small amounts of early Tertiary latite flows and rhyolitic sandstones.

The principal host rocks of the property and the Main District are andesitic flows of the Milltown andesite and a large dacite porphyry intrusive body.  These are overlain by post-mineral, later Tertiary age, coarse clastic sediments of the Siebert Formation.  Elsewhere the Siebert contains interbeds of tuffaceceous rocks, but such tuffs have not been observed in mapping or drilling on the Property.

Figure 5 displays the distribution of the major historic ore bodies of the Goldfield Main District.  The Church-Newmont workings southwest of the January Pit were the principal focus of the work of ICN and LSG.  The orientation of the mineralization is clearly structurally controlled, at a district scale.  There is a strong north-northwest trend and a less strong northeasterly trend.  A strike-slip style of fault movement, with the right side down to the right and the left side up to the left would commonly produce such a fracture pattern.  This is consistent with the movement along the regional Walker Lane structural zone.  Although the structures are more complex at a smaller scale, a very similar fault/fracture pattern can be observed in mine workings.

Figure 5: Goldfield Historic Ore Bodies

Figure 6: Property Geology Map

ICN RESOURCES LTD
GOLDFIELD BONANZA PROJECT
Esmeralda County, Nevada
Geology Map
0 400 800 1200 feet
N
QUATERNARY
Qal ALLUVIUM
TERTIARY
Ts SIEBERT SEDIMENTS
Td DACITE - Porphyritic intrusive flows(?)
Tma MILLTOWN ANDESITE - Flows
Tsf SANDSTONE - Rhyolitic flows & tuffs
Tl LATITE - Flows
Tvr VINDICATOR RHYOLITE - Flows, some intrusive
JURASSIC
Jqm QUARTZ MONZONITE
ORDOVICIAN
Op PALMETTO FM. - Fine grained clastic sediments, locally calcareous
COLUMBIA MTN. FAULT
FAULT
MINOR FAULT
CLAIM BOUNDARY
COLUMBIA MTN FAULT
SOUTH COLUMBIA MTN. FAULT
FEBRUARY
CHURCH
FEBRUARY PREMIER
NEWMONT LODE
GOLDFIELD
MILLTOWN FAULT ZONE

Deposit Type

The Goldfield District is a classic example of a structurally controlled, volcanic-hosted, epithermal gold deposit of the high-sulfidation, quartz-alunite type.  Other examples of this deposit type are Paradise Peak (Nevada), Summitville (Colorado), El Indio (Chile), Rodalquilar (Spain) and Lepanto (Phillipines).

These hydrothermal systems commonly develop in extensional or trans-tensional settings.  They commonly occur in zones where high level magmatic intrusives are emplaced below volcanic edifices which are constructed above plutons.  These systems are thought to overlie and be genetically related to deeper porphyry copper systems.  The most common geologic settings are calderas, and flow-dome complexes, often associated with sub-volcanic intrusive bodies and breccias.  Host rocks are typically volcanic flows and pyroclastics, largely of andesite-dacite-rhyodacite composition. Permeable intercalated sedimentary units are often hosts for mineralization (e.g. Diamondfield sediments at Goldfield).

Mineralization typically forms in veins and massive sulfide replacement pods and lenses, stockworks and breccias.  Commonly irregular deposit shapes are determined by a combination of host rock permeability and the geometry of ore-controlling structures.  The most common minerals within the quartz veins are pyrite, enargite, famatinite, chalcocite, covellite, bornite gold and electrum.  Tellurides and silver sulfo-salt minerals are often present as well.  There are two common types of ore – massive enargite+pyrite or quartz+alunite+gold.

Mineralization

Most of the production of gold and lesser amounts of silver and base metals has come from high grade bodies located in a relatively small area of about 0.7 square miles or one square kilometer, northeast of the Goldfield town site.  Mineralization is generally present in zones of strong silica-alunite alteration surrounded by wider zones of clay alteration set in a large area of propylitic alteration.  High grade bodies may be connected by narrow structures or splays defined by alteration, quartz veinlets and low grade mineralization within the larger clay alteration envelope.

The principal host rocks are the dacite, the Milltown Andesite and the Sandstorm Rhyolite.  The older rocks of the Palmetto Formation and the Jurassic intrusive rocks may locally host mineralization.  The irregular intensely silicified zones which contain the major ore bodies have been locally named “ledges” by the miners.  Mineable gold grades within the ledges decrease outward to low grade or barren silicified rocks over distances of often less than a meter.  This gradation is seldom obvious, so that ore boundaries are rarely sharp and usually not visually apparent.  Higher gold grades are not distributed evenly throughout the ledges and occur as irregular sheets, blobs, pipes and shoots throughout the ledge. Irregular breccia bodies are usually present, associated with late stage silica and clays filling open spaces.  Gold mineralization is associated with this late stage event.  The ore at Goldfield consists of native gold with bismuth and copper-arsenic-antimony-bearing sulfides and tellurides including bismuthinite, famatinite, enargite and goldfieldite (first identified in Goldfield ores).  In the “rich ores” native gold is often visible in high grade bands.  For the most part the gold is present as tiny grains in sulfides and tellurides, or as disseminations in quartz.  There was very little coarse gold reported in Goldfield ores – it was almost entirely present as flour-sized particles barely visible to the naked eye.

In the Goldfield Main District, historically mined gold ores occurred in northwesterly trending and easterly dipping zones as well as northeasterly trending southeasterly dipping zones.  Dips often became more shallow with depth.  The mineralized area has a strike length of 5000 feet (1550 m), a maximum width of 4000 feet (1220 m) and extends down dip to over 1700 feet (520 m) below the surface.

Mineralization on the Property

Exploration by ICN, LSG and their predecessors since the 1930’s has become focused in the south-central portion of the Property.  Silicified ledges and small bodies of gold mineralization were identified in the northern part, near the Phelan and Sheets-Ish shafts.  Other similar zones were found in the January and Whiterock areas in the center, just west of the Combination Pit.  However, the most attractive area was that in the February-Church-Newmont-Red Hills area immediately east of Goldfield and southwest of the Combination Pit.  This area has become known as the NE Corridor.

In the NE Corridor, gold mineralization appears to be associated on a larger scale with the southern extension of the South Columbia Mountain Fault (trending north-south in this area), and its intersections with more northwesterly trending structures.  Newmont mined small very high grade zones (grades up to 14 oz Au per ton, or 480 g/t) in the southwestern part of this area in 1947 to 1951 in both the Newmont Lode and the Red Hills area, from lodes along both structural trends, and some northeast trending structures.  Drilling and underground geologic mapping by ICN and LSG in both of these areas, as well as the Church Zone, have demonstrated that these mineralized structural zones are persistent over a strike length of at least 1500 feet (457 m).  See Figure 7.  There were many intercepts with gold grades greater than 1 oz Ag per ton (34.3 gm/tonne).  These zones are interpreted to dip nearly vertically and to have potentially minable widths of several feet or a few meters.  In appearance, the mineralized zones were very similar to those mined historically in the Main District.

Figure 7: Mineralization in Church, Red Hills and Newmont Zones

CHURCH AND RED HILLS VEIN ZONE PLAN VIEW

CHURCH VEIN ZONE
Fault
CHURCH SHAFT
Ransome (1909)
Ledge Material
RH STOPE
FEBRUARY PREMIER SHAFT
300 Level
N
NEWMONT LODE
WEST VEIN ZONE
EAST VEIN ZONE
DECLINE VEIN ZONE
LODE STAR GOLD, INC.
GOLDFIELD BONANZA PROJECT
Esmeralda County, Nevada
300 Level
0
100
200 feet

Plan of Operations

Over the next 12 months, we plan to complete the first phase of a proposed two phase program involving some preliminary work, as follows:

Preliminary Work

The preliminary underground scope of work of approximately $250,000 will complete the hoist retro fitting and rehab work of LSG’s existing underground workings and obtain all necessary regulatory compliance to initiate Phase 1.

Phase 1 – The Church Zone & Stope Zone

The purpose of this phase is to define a mineral resource estimate in compliance with National Instrument 43-101 of the Canadian Securities Administrators.  It is our intention to complete work addressing both surface and underground targets in two separate areas: the Church Zone and the Stope Zone.  In this Phase, we expect to perform 15,000 feet of combined RC and core surface drilling on the Church Zone at an estimated cost of $500,000, plus 2,250 feet of underground drilling at an anticipated cost of US$225,000, both in order to extend the known high-grade gold zones,

In our opinion the Stope Zone is mine-ready, and therefore, during Phase 1 we anticipate determining how best to execute the extraction of mineralized rock.  As part of Phase 1, we may conduct some confirmation drilling in the Red Hills Stope Zone at an anticipated cost of $150,000, although to execute drilling in some areas will require additional access work.

In addition, we plan to begin preparing and filing all necessary permitting applications at an approximate cost of $100,000.

If we are able to complete Phase 1 as planned, we expect to commence Phase 2 which consists of a one year work program for which we have yet to prepare a detailed budget.

Intellectual Property

We do not own any intellectual property and we have not filed for any protection of our trademark.

Employees

As of the Closing Date, we did not have any full time or part time employees.  We plan to rely on the efforts of Mark Walmesley and Robert Baker, our officers and directors, as well as a number of independent consultants, to manage our operations.  However, we may hire workers on a contract basis from time to time as the need arises.

Government Regulations

We plan to engage in mineral exploration and are accordingly exposed to environmental risks associated with mineral exploration activity.  LSG is currently in the exploration stage on the Property and, pursuant to the Option Agreement, we are now the operator thereof.

In general, in Nevada, no government permits are required on mining claims for exploration activities which do not involve the use of powered equipment.  Any disturbance of existing land and vegetation by powered means will generally require a permit which will specify that after work is completed land be re-contoured to the original surface and be seeded with native plant species.  On unpatented claims with federally-owned surface, a “Notice of Intent” must be filed with the BLM for all activities involving the disturbance of five acres (two hectares) or less of the surface.  A Notice of Intent will include details on the company submitting the notice, maps of the proposed disturbance, equipment to be utilized, the general schedule of operations, a calculation of the total disturbance anticipated, and a detailed reclamation plan and budget.  A bond will be required to ensure reclamation and the amount will be determined by the calculated acreage being disturbed.  The notice does not have an approval process associated with it but the bond calculation does have to be approved with a letter from the BLM before work can proceed.  It is not necessary to file a Notice of Intent prior to work on land with privately owned surface.

Measurement of land disturbance is cumulative, and once five acres total has been disturbed on one project, a “Plan of Operations” must be filed and approved by the BLM before additional work can take place.  This too requires a cash bond along with a reclamation plan.

LSG is not required to file a Notice of Intent for the Property with the BLM; instead, it is required to file one with the Department of Environmental Protection of the State of Nevada (NDEP), since the only portion of the Property that has publicly-owned surface rights is that which overlaps the Goldfield town limits. This form of notice includes the same information as the BLM Notice of Intent except that a detailed reclamation plan, budget and bond are not required.  The notice also has a very informal approval process associated with it.

LSG is currently operating under a Notice of Intent filed with the NDEP and dated January 2011.  This is an open-ended permit that does not require bonding for reclamation and allows for a total of five acres of disturbance.  We do not have any pending Notices of Intent.

To the best of our knowledge, there are no existing environmental liabilities on the Property.  A detailed environmental investigation has not been conducted.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer and they may lose all or part of their investment.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability.  We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will be able to continue our operations.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue to operate over the next 12 months.  Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence. As such, if we are unable to obtain new financing to execute our business plan we may be required to cease our operations.

The Property may not contain mineral reserves that are economically recoverable and we cannot accurately predict the effect of certain factors affecting such a determination.

LSG has not determined if the Property contains mineral reserves that are economically recoverable.  Exploration for mineral reserves involves a high degree of risk, which even a combination of careful evaluation, experience and knowledge, may not eliminate.  Few properties which are explored are ultimately developed into producing properties.  Regardless, LSG is currently in the process of re-opening its underground working and plans to complete the first and second phases of its feasibility program, which, pursuant to the Option Agreement, we are required to fund.

Estimates of mineral reserves and any potential determination as to whether a mineral deposit will be commercially viable can be affected by such factors as deposit size; grade; unusual or unexpected geological formations and metallurgy; proximity to infrastructure; metal prices which are highly cyclical; environmental factors; unforeseen technical difficulties; work interruptions; and government regulations, including regulations relating to permitting, prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted.

The long term profitability of our operations will be in part directly related to the cost and success of our exploration and development program.  Substantial expenditures are required to establish reserves through drilling, to develop processes to extract the ore and, in the case of new properties, to develop the extraction and processing facilities and infrastructure at any site chosen for extraction.  Although substantial benefits may be derived from the discovery of a major deposit, we cannot provide any assurance that any such deposit will be commercially viable or that we will be able to obtain the funds required for development on a timely basis.

If the Property is ultimately placed into production, we will encounter hazards and risks that could result in significant legal liability.

In the event that we are ultimately able to commence commercial production on the Property, our operations will be subject to all of the hazards and risks normally encountered in the exploration, development and production of gold, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, the mine and other producing facilities, damage to life or property, environmental damage and possible legal liability.  Although we plan to take appropriate precautions to mitigate these hazards and risks by, among other things, obtaining liability insurance in an amount considered to be adequate by management, their nature is such that the liabilities might exceed policy limits, they might not be insurable, or we may not elect to insure against them due to high premium costs or other reasons, which could have a material adverse effect upon our financial condition and results of operations.

We face significant competition in the mineral resource industry that presents an ongoing threat to the success of our business.

The mining industry is intensely competitive in all of its phases, and we will be forced to compete with many companies that possess greater financial resources and technical facilities than we do.  Significant competition exists for the limited number of mineral acquisition opportunities available in our sphere of operations.  As a result of this competition, our ability to acquire additional attractive mining properties on terms we consider acceptable may be adversely affected.

Fluctuating mineral prices may negatively affect our ability to secure financing or our results of operations.

Our future revenues, if any, will likely be derived from the extraction and sale of base and precious metals.  The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond our control including economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global and regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods.  The effect of these factors on the price of base and precious metals, and therefore the economic viability of our business, could negatively affect our ability to secure financing or our results of operations.

We are subject to government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government environmental laws and regulations which are applicable to our business.  Our operations are subject to all government regulations normally incident to conducting business: occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, and most importantly, environmental laws and regulations.  In addition, we are subject to laws and regulations regarding the development of mineral properties in the State of Nevada.  We are also subject to governmental laws and regulations applicable to small public companies and their capital formation efforts.

We are engaged in mineral exploration and are accordingly exposed to environmental risks associated with mineral exploration and mining activity.  LSG is currently in the exploration stage and has not determined whether significant site reclamation costs will be required on the Property in the future, which we will likely be responsible for as well.  Although we will make every effort to comply with all applicable laws and regulations, we cannot provide any assurance that we will be able to deal with evolving environmental attitudes and regulations, nor can we predict the effect of any future changes to environmental regulations on our proposed business activities.  We only plan to record liabilities for site reclamation when reasonably determinable and when such costs can be reliably quantified.  Other costs of compliance with environmental regulations may also be burdensome.

Our failure to comply with material regulatory requirements could have an adverse effect on our ability to conduct our business.  The expenditure of substantial sums on environmental matters would have a materially negative effect on our ability to implement our business plan and could require us to cease operations.

Our business depends substantially on the continuing efforts of our two officers, and our business may be severely disrupted if we lose their services.

Our future success heavily depends on the continued service of our two officers.  Although we plan to increase the size of our Board of Directors, appoint additional officers and engage various consultants as our business grows, if they are unable or unwilling to continue to work for us in their present capacities, we may have to spend a considerable amount of time and resources searching, recruiting and integrating one or more replacements into our operations, which would severely disrupt our business.  This may also adversely affect our ability to execute our business strategy.

Our new officer’s limited experience managing a publicly traded company may divert his attention from operations and harm our business.

Mark Walmesley, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and director, has no experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  He, together with Robert Baker, our current Secretary and director and former sole officer and director, will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel.  As we become a more mature company in the future, we may find recruiting and retention efforts more challenging.  If we do not succeed in attracting, hiring and integrating such personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.  The loss of any key employee, including members of our management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

Since our officers and directors are located in Canada, investors may be limited in their ability to enforce U.S. civil actions against them for damages to the value of our common stock.

Our officers and directors are residents of Canada.  Consequently, U.S. investors may experience difficulty affecting service of process on our officers and directors within the United States or enforcing a civil judgment of a U.S. court in Canada if a Canadian court determines that the U.S. court in which the judgment was obtained did not have jurisdiction in the matter.  There is also substantial doubt whether an original action predicated solely upon civil liability may successfully be brought in Canada against our officers and directors.  As a result, investors may not be able to recover damages as compensation for a decline in the value of their investment.

We may indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices.  Our Bylaws also allow us to reimburse them for the costs of certain legal defenses.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our officers and directors are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs.  Further, if any of our officers and directors files a claim against us for indemnification, the associated expenses could also increase our operating costs.

Failure to comply with the Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As a Nevada corporation, we are subject to the Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Some foreign companies, including some that may compete with us, may not be subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the countries in which we conduct our business.  However, our employees or other agents may engage in conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Current global financial and economic conditions could adversely impact our operations and financial condition.

Current global financial and economic conditions, while improving, remain volatile.  Many industries, including the mineral resource industry, are impacted by these market conditions.  Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk; devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets; and a lack of market liquidity.  Such factors may impact our ability to obtain financing on favourable terms or at all.  Additionally, global economic conditions may cause a long term decrease in asset values.  If such global volatility and market turmoil continue, our operations and financial condition could be adversely impacted.

Risks Related to Ownership of Our Common Stock

Because there is a limited public trading market for our common stock, investors may not be able to resell their shares.

There is currently a limited public trading market for our common stock.  Therefore, there is no central place, such as stock exchange or electronic trading system, to resell any shares of our common stock.  If investors wish to resell their shares, they will have to locate a buyer and negotiate their own sale.  As a result, they may be unable to sell their shares or may be forced to sell them at a loss.

We cannot assure investors that there will be a market in the future for our common stock.  The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock.  Investors may not be able to sell shares at their purchase price or at any price at all.

LSG has voting control over matters submitted to a vote of the stockholders, and it may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

We issued 35,000,000 shares of our common stock to LSG on the Closing Date, and LSG therefore controls approximately75.3% of the votes eligible to be cast by stockholders in the election of directors and generally.  As a result, LSG has the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through the acquisition of additional property interests or through business combinations with entities operating in our industry.  In order to do so, or to finance the cost of our operations, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also pursue debt financing, if and when available, and this could negatively impact our earnings and results of operations.

We are subject to penny stock regulations and restrictions and investors may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rules”.  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are generally persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse.  For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks.

Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our common stock will qualify for exemption from the penny stock rules.  In any event, even if our common stock was exempt from the penny stock rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We do not expect to pay dividends for the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Investors may face significant restrictions on the resale of their shares due to state “blue sky” laws.

Each state has its own securities laws, commonly known as “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state.  A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  Investors should therefore consider the resale market for our common stock to be limited, as they may be unable to resell their shares without the significant expense of state registration or qualification.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from our audited financial statements for the fiscal years ended December 31, 2013 and 2012, and our unaudited financial statements for the nine month periods ended September 30, 2013 and 2012.  The information and financial data discussed below is only a summary and should be read in conjunction with the financial statements and related notes contained elsewhere in this Report or incorporated herein by reference.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Results of Operations

Three and Nine Months Ended September 31, 2014 and 2013

	Three Months Ended September 30,		Change
	2014	2013	Amount	Percentage
Revenue	$-	$-	$-	-
Operating Expenses	$30,111	$42,138	$(12,027)	(29%)
Loss from Operations	$(30,111)	$(42,138)	$12,027	(29%)
Other Income	$19,599	$-	$19,599	-
Net Loss For The Period	$(10,512)	$(42,138)	$31,626	(75%)

	Nine Months Ended September 30,		Change
	2014	2013	Amount	Percentage
Revenue	$-	$-	$-	-
Operating Expenses	$115,917	$136,915	$(20,998)	(15%)
Loss from Operations	$(115,917)	$(136,915)	$20,998	(15%)
Other Income	$19,599	$-	$19,519	-
Net Loss For The Period	$(96,318)	$(136,915)	$40,597	(30%)

Overview

We have had no operating revenues since our inception on December 9, 2004.  We recorded net losses of $10,512 and $96,318 for the three and nine month periods ended September 30, 2014, respectively, and have an accumulated deficit of $978,604.  Prior to the completion of the Acquisition, we had no way to generate any revenue; however, we still cannot predict with any certainty the possibility and timing of revenue being generated.

Expenses

Notable period over period differences are as follows:

	Three Months Ended September 30,		Change
	2014	2013	Amount	Percentage
Consulting services	$9,789	$26,623	$(16,834)	(63%)
Corporate support services	$-	$1,838	$(1,838)	(100%)
Office, foreign exchange and sundry	$(2,763)	$3,923	$(6,686)	(170%)
Professional fees	$16,769	$6,550	$10,219	156%
Transfer and filing fees	$3,064	$1,046	$2,018	193%

During the three months ended September 30, 2014:

•	our consulting service expenses were lower than in 2013 since we paid the final installment to Woodburn under the Consulting Agreement in July 2014;

•	our corporate support service expenses decreased as a result of the agreement to supply those services being terminated by the service provider as of December 31, 2013;

•
our office, foreign exchange and sundry expenses were lower in 2014 primarily due to an increase in foreign exchange gain of approximately $8,000 offset by an increase in IT expenses of approximately $1,000;

•	our professional fees increased primarily due to timing of billings for audit and review services; and

•	our transfer and filing fees increased primarily due to 8-K filing requirements in the 2014 quarter, with none in the 2013 quarter.

Years Ended December 31, 2013 and 2012

Overview
	Year Ended December 31,		Change
	2013	2012	Amount	Percentage
Revenue	$-	$-	$-	-
Operating Expenses	177,259	260,858	(83,599)	(32%)
Net Loss	$177,259	$260,858	$(83,599)	(32%)

We recorded a net loss of $177,259 for the year ended December 31, 2013 and had an accumulated deficit of $882,286.

Expenses

Our expenses for the years ended December 31, 2013 and 2012 are outlined below:

	Year Ended December 31,		Change
	2013	2012	Amount	Percentage
Consulting services	$110,581	$110,880	$(299)	-
Corporate support services	12,420	39,158	(26,738)	(68%)
Interest, bank and finance charges	(858)	16,626	(17,484)	(105%)
Office, foreign exchange and sundry	3,737	13,096	(9,359)	(71%)
Professional fees	38,075	67,039	(28,964)	(43%)
Transfer and filing fees	13,304	14,059	(755)	(5%)
Total Operating Expenses	$177,259	$260,858	$(83,599)	(32%)

During the year ended December 31, 2013:

•
our consulting services expenses relate to fees for services of our president under the terms of a contract which commenced January 1, 2012.  The total includes monthly fees and reimbursed expenses. There was no significant change from 2012;

•
our corporate support services expenses In recognition of the Company’s continuing constrained financial condition, the service provider agreed to decrease the rate in 2014 to $1,000 monthly, plus applicable taxes;

•	interest, bank and finance charges decreased in 2013 primarily due to a service provider’s agreement to reverse interest charges on overdue accounts payable;

•	our office, foreign exchange and sundry increased in 2013 mainly due to higher foreign exchange cost (approximately $8,000) and license fees (approximately $1,000);

•	our professional fees decreased primarily due to timing of billings for 2013 audit and review services, offset slightly by lower legal costs being incurred in 2012; and

•	our transfer and filing fees remained consistent year over year.

Balance Sheets

At September 30, 2014 and December 31, 2013

Items with notable period-end differences are as follows:

	September 30,	December 31,	Change
	2014	2013	Amount	Percentage
Cash	$16,192	$21	$16,171	77,005%
Prepaid fees and advances	$8,300	$-	$8,300	-
Accounts payable and accrued liabilities	$108,066	$78,076	$29,990	38%
Loans payable	$202,530	$111,731	$90,799	81%

The increase in cash of approximately $16,000 is explained below in the section on cash flows.

Our prepaid fees and advances increased due to a legal retainer of approximately $2,000 plus approximately $7,000 in advances we paid on a debt settlement.

Our accounts payable and accrued liabilities increased mainly due to increases in accrued costs for transfer agent services (approximately $2,000), accounting services (approximately $9,000), and consulting fees (approximately $35,000), offset by a decrease in accrued costs for corporate support services (approximately $20,000) due to a settlement agreement.

Our loans payable increased due to the receipt of approximately $85,000 in loans, together with an increase in accrued interest of approximately $6,000.

At December 31, 2013 and 2012

Items with notable year-end differences are as follows:

	December 31		Change
	2013	2012	Amount	Percentage
Cash	$21	$11,282	$(11,261)	(100%)
Amounts receivable	$-	$9,464	$(9,464)	(100%)
Prepaid consulting fees to related parties	$-	$43,022	$(43,022)	(100%)
Accounts payable and accrued liabilities	$78,076	$88,069	$(9,993)	(11%)
Loans payable	$111,731	$92,860	$18,871	20%)
Promissory notes due to related party	$-	$7,116	$(7,116)	(100%)

Our cash decreased due to the amount of cash provided by financing activities being lower than the amount of cash used by operating activities.

Our amounts receivable decreased due to the receipt in the first quarter of 2013 of the final goods and services tax refund for which we were eligible.  GST payments that we incurred while we were a non-operating company have been expensed.

Our prepaid consulting fees to related parties decreased due to an agreement to offset December 31, 2012 prepaid consulting fees against payables.

Our accounts payable and accrued liabilities decreased mainly due to an agreed assignment to our payables of various amounts due to Robert Baker, our former sole officer and director, and Woodburn.

Our loans payable increased due to two new loans totalling approximately $11,000 and an increase in accrued interest of approximately $8,000.

Our promissory notes due to related party decreased as a result of an agreed assignment of the December 31, 2012 balance to our payable account for a related party.

Liquidity and Capital Resources

As of September 30, 2014

As of September 30, 2014, we had $24,492 in total assets, consisting of cash and prepaid fees and advances, and $310,596 in total liabilities, consisting of accounts payable and accrued liabilities, and loans payable.

Our working capital as at September 30, 2014 and December 31, 2013 and the changes between those dates are summarized as follows:

	September 30,	December 31,	Change
	2014	2013	Amount	Percentage
Current Assets	$24,492	21	$24,471	116,529%
Current Liabilities	310,596	189,807	120,789	64%
Working Capital (Deficiency)	$(286,104)	(189,786)	$(96,318)	51%

The increase in our working capital deficiency from December 31, 2013 to September 30, 2014 is explained by the changes described above for notable balance sheet items, all of which are current assets or current liabilities.

Cash Flows

	Nine Months Ended September 30		Change
	2014	2013	Amount	Percentage
Cash Flows (Used In) Provided By:
Operating Activities	$(68,457)	$(121,882)	$53,425	44%
Financing Activities	84,628	110,690	(26,062)	(24%)
Net increase (decrease) in cash	$16,171	$(11,192)	$27,363	245%

The decrease in cash used in operating activities of approximately $53,000 is due to the following:

•
our operating expenses being lower by approximately $21,000 in the current nine month period than in the equivalent period in the prior year, together with other income of approximately $20,000 in the current period;

•	an increase in prepaid fees and advances of approximately $8,000 in 2014, compared to a decrease of approximately $34,000 in 2013, for a net year-over-year period difference of approximately $42,000;

•	a decrease in amounts receivable of $Nil in 2014, compared to approximately $9,000 in 2013, resulting in a year-over-year difference of approximately $9,000; and

•	in increase of approximately $30,000 in accounts payable in 2014 compared to a decrease of approximately $36,000 in 2013, for a net year-over-year difference of approximately $66,000.

The decrease of approximately $26,000 in cash provided by financing activities was due to:

•	loan advances in the first nine months of 2014 of approximately $85,000, compared to approximately $21,000 in the same period in 2013, for a net increase of approximately 64,000; and

•	the receipt of subscriptions for our common stock being $Nil in the first nine months of 2014, compared to $90,000 in the same period in 2013, for a net decrease of $90,000.

As of the Closing Date, we had yet to generate any revenues from our business operations and our ability to generate adequate amounts of cash to meet our needs was entirely dependent on the issuance of shares, debt securities or loans.

Our principal source of working capital has been in the form of loans and capital contributions from our shareholders or management, loans from third parties, and funds received as subscriptions for our common stock.  For the foreseeable future, we will have to continue to rely on those sources for funding. We have no assurance that we can successfully engage in any further private sales of our securities or that we can obtain any additional loans.

As of December 31, 2013

Our financial condition for the years ended December 31, 2013 and 2012 and the changes between those periods for the respective items are summarized as follows:

	Year Ended December 31,		Increase/(Decrease)
	2013	2012	Amount	Percentage
Current Assets	$21	$63,768	$(63,747)	100%
Current Liabilities	(189,807)	(188,045)	(1,762)	1%
Working Capital (Deficiency)	$(189,786)	$(124,277)	$(65,509)	53%

The increase in our working capital deficiency from December 31, 2012 to December 31, 2013 was due to a decrease in cash of approximately $11,000, amounts receivable of approximately $9,000 and prepaid consulting fees to related parties of approximately $43,000, together with a decrease in accounts payable and accrued liabilities of approximately $10,000, an increase in loans payable of approximately $19,000, and a decrease in promissory notes due to related parties of approximately $7,000.

Cash Flows

	Year Ended December 31		Increase/(Decrease)
	2013	2012	Amount	Percentage
Cash Flows Provided By (Used In):
Operating Activities	$(133,632)	$(281,181)	$147,549	52%
Financing Activities	122,371	291,704	(169,333)	(58%)
Net increase (decrease) in cash	$(11,261)	$10,523	$(21,784)	(207%)

The decrease in cash used for operating activities year-over-year is comprised mainly of the decrease in net loss of approximately $84,000; a decrease in receivables of approximately $9,000; the recovery of prepaid consulting fees of approximately $43,000; and a decrease in payables and accrued liabilities in 2013 smaller than in 2012 by approximately $13,000.

The year-over-year decrease in cash provided by financing activities was primarily due to a decrease in the receipt of subscriptions for our common stock of approximately $287,000, offset by a decrease in advances to related parties of approximately $42,000; a decrease in prepayment of consulting fees of approximately $43,000; and an increase in receipt of loans payable of approximately $32,000.

Plan of Operations

We anticipate that we will require a minimum of $1,856,000 to pursue our plan of operations over the next 12 months, as follows:

Description	Amount ($)
Underground access and workings retrofitting (Preliminary Work)	250,000
Completion of surface and underground drilling (Church Zone)	725,000
Preparation of feasibility study (Church Zone)	50,000
Follow-up surface and underground drilling (Stope Zone)	150,000
Laboratory work	60,000
Mine site security	60,000
Permitting application expenses	100,000
Management fees	120,000
Consulting fees	198,000
Marketing and investor relations expenses	60,000
Professional fees	60,000
Rent, travel and lodging expenses	60,000
Transfer and filing fees	13,000
Website development expenses	10,000
Total	1,856,000

We do not currently have sufficient funds to carry out our entire plan of operations, so we intend to meet the balance of our cash requirements for the next 12 months through a combination of debt financing and equity financing through private placements.  Currently we are active in contacting broker/dealers in Canada and elsewhere regarding possible financing arrangements; however, we do not currently have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings.  If we are unsuccessful in obtaining sufficient funds through our capital raising efforts, we may review other financing options, although we cannot provide any assurance that any such options will be available to us or on terms reasonably acceptable to us.  Further, if we are unable to secure any additional financing then we plan to reduce the amount that we spend on our operations, including our management-related consulting fees and other general expenses, so as not to exceed the capital resources available to us.  Regardless, our current cash reserves and working capital may not be sufficient to enable us to sustain our business for the next 12 months, even if we do decide to scale back our operations.

Critical Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements, in conformity with US GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Significant areas requiring management’s estimates and assumptions are determining the fair value of transactions involving related parties and common stock.  Actual results may differ from the estimates.

Foreign Currency Accounting

Our functional currency is the U.S. dollar. Head office financing and investing activities are generally in Canadian dollars. Transactions in Canadian currency are translated into U.S. dollars as follows:

•	monetary items at the exchange rate prevailing at the balance sheet date;
•	non-monetary items at the historical exchange rate; and
•	revenue and expense items at the rate in effect of the date of transactions.

Gains and losses arising on the settlement of foreign currency denominated transactions or balances are recorded in the statements of operations.

In addition and as a result of completing the Acquisition, we anticipate that the following critical accounting policies of LSG will also become our critical accounting policies:

Mineral Property

Mineral property acquisition costs are capitalized.  Exploration costs are expensed as incurred.  When it is determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop that property are capitalized.  Such costs would then be amortized using the units-of-production method over the estimated life of the reserve.

Reclamation Liabilities and Asset Retirement Obligations

Minimum standards for site reclamation and closure have been established by various government agencies that affect our operations.  We calculate estimates of reclamation liabilities based on current laws and regulations.  US GAAP requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred.  It further requires the recording of a liability for the present value of estimated environmental remediation costs and the related asset when a recoverable asset (long-lived asset) can be realized.  To date, no asset retirement obligation exists due to the early stage of exploration.  Accordingly, no liability has been recorded.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

On the Closing Date, we acquired a 20% interest in the Property in exchange for the issuance of 35,000,000 shares of our common stock to LSG at a deemed price of $0.02 per share.  See the disclosure under Item 2.01 – Description of Business, which is incorporated herein by reference.

In addition, our principal offices are located at 666 Burrard Street, Suite 600, Vancouver, British Columbia, Canada V6E 4M3.  The office space is currently provided as part of an agreement with the consulting firm that we use for administrative, regulatory compliance and bookkeeping services.  We believe that this space is generally suitable to meet our needs for the foreseeable future; however, we will continue to seek additional space as required to satisfy our growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the Closing Date after giving effect to the Acquisition for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group.  A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise.  Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days of the Closing Date.  For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Mark Walmesley (2) 666 Burrard Street, Suite 600 Vancouver, British Columbia Canada V6E 4M3	2,450,000 (3)	5.3
Common Stock	Robert Baker (4) 666 Burrard Street, Suite 600 Vancouver, British Columbia Canada V6E 4M3	2,538,410 (5)	5.5
All Officers and Directors as a Group		5,423,500	10.8
Common Stock	Lode Star Gold, Inc. (6) 13529 Skinner Road, Suite N Cypress, Texas, USA 77429	35,000,000	75.3

(1)	Based on 46,509,000 shares of our common stock issued and outstanding as of the Closing Date after giving effect to the Acquisition.

(2)
Mark Walmesley was appointed as our Chief Financial Officer, Treasurer and director on September 22, 2014, and our President and Chief Executive Officer on the Closing Date.  Mr. Walmesley has been LSG’s Director of Operations since 2005 and a director of the company since March 2009.

(3)	Includes 1,340,000 shares held by Lonnie Humphries, the sole shareholder of LSG and the spouse of Mr. Walmesley, and 1,110,000 shares held by Mr. Walmesley directly.

(4)
Robert Baker was appointed as our Secretary and director on December 9, 2004, acted as our Chief Financial Officer and Treasurer from May 31, 2007 until September 22, 2014, and acted as our  President and Chief Executive Officer from May 31, 2007 until the Closing Date.

(5)	These shares are held by Woodburn Holdings Ltd., a corporation over which Mr. Baker has sole voting and investment power.

(6)	Lonnie Humphries, the spouse of Mr. Walmesley, has sole voting and investment power over the securities held by LSG.

Changes in Control

As of the Closing Date, we were not aware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

As of the Closing Date, the names, ages and positions of our sole executive officer and directors were as follows:

Name	Age	Position
Mark Walmesley	57	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director
Robert Baker	60	Secretary, Director

Mark Walmesley – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director

Mr. Walmesley was appointed as our Chief Financial Officer, Treasurer and director on September 22, 2014, and our President and Chief Executive Officer on the Closing Date.  He has been LSG’s Director of Operations since 2005 and a director of the company since March 2009.

From 2005 to 2010, Mr. Walmesley directed operations on the Property, during which time LSG had a crew of up to eight people performing surface and underground exploratory drilling and mine rehabilitation work.  In 2010 and 2011, he negotiated the terms of the ICN Option Agreement on behalf of LSG, and he is currently directing all of LSG’s advancement activities.

Since 1985, Mr. Walmesley has been the owner and operator of Mark Walmesley, Inc., a private Texas corporation, and MWI Utah, Inc., a private Utah corporation, both of which specialize in the sale of window etching theft deterrent products that are distributed throughout the United States in the automotive aftermarket industry.  Through an established network of agents and car dealerships, he has achieved product fulfillment on millions of vehicles over his 30 year career.

Since 2008, Mr. Walmesley has been developing an emergency medical communications platform for FAST Alert Support Team, Inc., a company dedicated to facilitating worldwide communication between emergency medical technicians (EMTs), incapacitated individuals and people assigned by those individuals to accommodate pre-determined essential support.  Although the project is currently on hold, Mr. Walmesley originally developed this online software solution for the medical industry in the United States and plans to build the business using his existing network of automotive industry contacts.  He remains the company’s Founder and Chief Software Architect.

Mr. Walmesley has also been involved in financing and mentoring a variety of other private companies throughout his professional career.

Robert Baker – Secretary, Director

Mr. Baker acted as our President and Chief Financial Officer from May 31, 2007 to the Closing Date, and our Chief Financial Officer and Treasurer from May 31, 2007 to September 22, 2014.  He has served as our Secretary and director since December 9, 2004.

From March 1, 2006 to September 14, 2011, Mr. Baker was an officer and director of Snowdon Resources Corporation, a Nevada corporation engaged in the business of uranium mining exploration.  From June 2003 to January 2006, Mr. Baker was the President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer of Global Green Solutions Inc., a Nevada corporation.  He continues to hold the positions of Secretary and director of that company.

From May 2005 to May 2007, Mr. Baker was the Secretary and a member of the board of directors of Marathon Gold Corp., a Nevada corporation engaged in the business of mining exploration.  From November 2004 to December 2005, he served as a director of Cierra Pacific Ventures Ltd., a company engaged in the business of mining exploration and located in Vancouver, British Columbia, Canada.  Cierra Pacific’s common shares were formerly listed for trading on the TSX Venture Exchange under the symbol CIZ.H.  From October 2004 to June 2007, Mr. Baker was the Secretary and a director of Tapango Resources Ltd., a company also engaged in the business of mining exploration and located in Vancouver, British Columbia, Canada.  Tapango’s common shares are currently listed for trading on the TSX Venture Exchange under the symbol TPA.H.

From September 2004 to June 2006, Mr. Baker was the Secretary and a director and secretary of Tapestry Ventures Ltd., a company engaged in the business of mining exploration and located in Vancouver, British Columbia, Canada. Tapestry Ventures’ common shares were formerly listed for trading on the TSX Venture Exchange under the symbol TPV.H.  From January 2004 to March 2006, Mr. Baker was the President, Principal Executive Officer, Principal Financial Officer and Treasurer of Sterling Gold Corporation, a Nevada corporation engaged in the business of mining exploration.  From June 2002 to October 2003, he acted as the President, Principal Executive Officer, Principal Financial Officer, Treasurer and director of TexEn Oil & Gas, Inc., and from November 1998 to June 2002, he was a registered representative with Canaccord Capital Corporation, a Canadian broker/dealer registered with the United States Securities and Exchange Commission.

Except as described above, neither Mr. Walmesley nor Mr. Baker has been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Corporate Governance

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of Mr. Walmesley and Mr. Baker.

Term of Office

Our directors are elected to serve until our next annual meeting of stockholders and until their successors have been elected and qualified.  Our officers are appointed to serve until the meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and qualified.

Board Committees

Our audit committee consists of our two directors, neither of whom is independent.  This creates a potential conflict of interest.  Our audit committee’s role is to oversee all material aspects of our reporting, control and audit functions, except those specifically related to the responsibilities of any other standing committee of the Board of Directors.  This includes a particular focus on the qualitative aspects of financial reporting to shareholders and on our processes for the management of business/financial risk and for compliance with significant legal, ethical and regulatory requirements.  In addition, the committee is responsible for (1) the selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) establishing internal financial controls; (5) engaging outside advisors; and (6) funding for our independent accountant and any outside advisors engagement by the audit committee.

We do not have a nominating or compensation committee.  We intend, however, to establish a compensation committee of our Board of Directors in the future.  We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Code of Ethics

We have adopted a corporate code of ethics.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  A copy of the code of ethics was included as Exhibit 14.1 to our annual report on Form 10-K filed with the SEC on April 7, 2009.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter.  Our disclosure committee is comprised of all of our officers and directors.  The purpose of the committee is to provide assistance to our Chief Executive Officer and Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.  A copy of the disclosure committee charter was included as Exhibit 99.3 our annual report on Form 10-K filed with the SEC on April 7, 2009.

Significant Employees

Other than our executive officers, we do not expect any other individuals to make a significant contribution to our business.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

•
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business activity;

•
being the subject of, or a party to, any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies; or

•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any stock, commodities or derivatives exchange or other self-regulatory organization.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Management Agreements

We do not yet have a formal management or consulting agreement in place with Mark Walmesley, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and director.  Regardless, we expect Mr. Walmesley to allocate 100% of his working time to our business.  In addition, as a result of the Settlement Agreement we no longer have a consulting agreement in place with Robert Baker, our former sole officer and director and current Secretary and director.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Exchange Act requires a company’s directors and officers, and persons who own more than 10% of any class of a company’s equity securities which are registered under Section 12 of the Exchange Act, to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively.  Such officers, directors and 10% stockholders are also required to furnish the company with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such forms received by us, or written representations from the reporting persons as of the Closing Date, we believe that all Section 16(a) reports applicable to our directors, officers and 10% stockholders with respect to our fiscal year ended December 31, 2013 have been filed.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to Mark Walmesley, our President, Chief Executive Officer, Chief Financial, Treasurer and director, and Robert Baker, our Secretary and director and former President, Chief Executive Officer, Chief Financial Officer and Treasurer, for all services rendered in all capacities to us during our fiscal years ended December 31, 2013 and 2012.  We do not have any other executive officers and no other individual received total compensation from us in excess of $100,000 during those years.  Pursuant to Item 402(a)(5) of Regulation S-K we have omitted certain columns from the table since there was no compensation awarded to, earned by or paid to these individuals required to be reported in such columns in either year.

Name and Principal Position	Year Ended December 31,	Salary ($)	Total ($)
Mark Walmesley, President (1)	2013	-	-
	2012	-	-
Robert Baker, former President (2)	2013	110,581 (3)	110,581
	2012	110,880 (3)	110,880

(1)
Mark Walmesley was appointed as our Chief Financial Officer, Treasurer and director on September 22, 2014, and our President and Chief Executive Officer on the Closing Date.  Mr. Walmesley has been LSG’s Director of Operations since 2005 and a director of the company since March 2009.

(2)
Robert Baker was appointed as our Secretary and director on December 9, 2004, acted as our Chief Financial Officer and Treasurer from May 31, 2007 until September 22, 2014, and acted as our President and Chief Executive Officer from May 31, 2007 until the Closing Date.

(3)	Represents amounts paid to Woodburn Holdings Ltd., a corporation over which Mr. Baker has sole voting and investment power.

On December 5, 2014, we entered into the Settlement Agreement and thereby terminated the Consulting Agreement pursuant to which we previously paid compensation to Mr. Baker.

Outstanding Equity Awards at Fiscal Year-End

As of the Closing Date, we did not have any outstanding equity awards.

Benefit Plans

We do not have any pensions plan, profit sharing plan or similar plan for the benefit of our officers, directors or employees.  However, we may establish such plans in the future.

Director Compensation

We have not compensated any of our directors for their service on the Board of Directors.  Management directors are not compensated for their service as directors; however they may receive compensation for their services as our employees.  The compensation received by our former sole management director is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since January 1, 2011, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described in Item 2.01 – Executive Compensation).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•
Pursuant to the Subscription Agreement and on the Closing Date, we issued 35,000,000 shares of our common stock to LSG.  Upon the closing of the Acquisition, LSG became our principal stockholder and Mark Walmesley, the Director of Operations and a director of LSG, was appointed as our President and Chief Executive Officer.

•	As of September 30, 2014, we owed Woodburn $70,819 in consulting fees which was included in our accounts payable. Pursuant to the Settlement Agreement, this amount is no longer due and owing.

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we currently use the definition in NASDAQ Listing Rule 5605(a)(2) for determining director independence, which provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that neither Mr. Walmesley nor Mr. Baker meet this definition of independence due to the fact that they are also our executive officers.

We currently have a separately designated audit committee but do not have a separately designated nominating or compensation committee.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting us, our common stock, any of our subsidiaries or our officers or directors of those of our subsidiaries’ in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

General

As of the Closing Date and after giving effect to the Acquisition, we had 46,509,000 shares of common stock issued and outstanding.  As of the Closing Date, the exemption from registration provided by Rule 144 under the Securities Act was not available for any restricted shares of our common stock pursuant to Rule 144(i).

Market Information

Our stock is quoted under the symbol “ITGC” on the OTCQB tier of the over-the-counter market operated by OTC Markets Inc.  OTCQB companies must be registered with and reporting to the SEC or a U.S. banking regulator.  The high and low bid quotations of our common stock for the periods indicated below are as follows:

OTCQB
Quarter Ended	High ($)	Low ($)
December 31, 2013	0.23	0.05
September 30, 2013	0.24	0.23
June 30, 2013	0.24	0.24
March 31, 2013	0.27	0.20
December 31, 2012	0.40	0.27
September 30, 2012	0.51	0.10
June 30, 2012	0.10	0.10
March 31, 2012	0.10	0.10

These quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

The market for our common stock has been sporadic and there have been long periods during which there were few, if any, trades.  Accordingly, reliance should not be placed on the quotations listed above, as the trades and depth of the market may be limited, and therefore, such quotes may not be a true indication of the current market value of our common stock.

Holders

As of the Closing Date and after giving effect to the Acquisition, there were approximately 94 holders of record of our common stock.

Dividends

We have not declared any cash dividends, nor do we have any plans to do so.  Management anticipates that, for the foreseeable future, all available cash will be needed to fund our operations.

Penny Stock

Our common stock is subject to the provisions of Section 15(g) of the Exchange Act and Rule 15g-9 thereunder, commonly referred to as the “penny stock rule”.  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse.  For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of securities and must have the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document prepared by the SEC relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for penny stocks held in an account and information to the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2013, we did not have any compensation plans under which our equity securities are authorized for issuance, and we do not currently have any such plans.  We intend to adopt an equity compensation plan in which our directors, officers, employees and consultants will be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

See the disclosure set forth under Item 3.02 which is incorporated herein by reference.  Other than that or as disclosed in in previous quarterly reports on Form 10-Q or current reports on Form 8-K, we have not issued any equity securities that were not registered under the Securities Act within the past three years.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation, as amended, our Bylaws and the Nevada Revised Statues (the “NRS”) relating to our common stock.  This summary is not complete.  This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and our Bylaws.

Common Stock

Our authorized capital consists of 100,000,000 shares of common stock, par value $0.00001 per share. As of the Closing Date and after giving effect to the Acquisition, 46,509,000 shares of our common stock were issued and outstanding.

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights.  This means that the holders of more than 50% of the outstanding shares, when voting for the election of directors, can elect all of the directors to be elected, if they so choose.  In that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Report, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any of our directors, officers or controlling persons are insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

•	Section 4 of our Articles of Incorporation;

•	Article IX of our Bylaws; and

•	Chapter 78 of the NRS.

Articles of Incorporation

Section 4 of our Articles of Incorporation provides that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was our director or is or was serving as a director, officer, employee or agent of another entity at our request or at the request of any of our predecessors against judgments, fines, penalties, excise taxes, amounts paid in settlement and cost, charges and expenses (including attorney’s fees and disbursements) that he or she incurs in connection with such action or proceeding.

Bylaws

Section IX of our Bylaws provides that we will indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that such person is or was our director, trustee, officer, employee or agent, or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The general effect of the foregoing is that we may indemnify a director, officer or controlling person from liability, thereby making us responsible for any expenses or damages incurred by such director, officer or controlling person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the NRS or our Bylaws, or otherwise, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

(a)	The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

(b)	The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.7502 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(c)	Is not liable pursuant to NRS 78.138; or

(d)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporationl.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02                      Unregistered Sales of Equity Securities

See the disclosure set forth under Item 1.01 which is incorporated herein by reference.

The shares of our common stock issued to LSG in connection with the Acquisition were offered and sold in a private transaction in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) we did not engage in any subsequent or contemporaneous public offerings of securities; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between LSG and us.

Item 5.01                      Changes in Control of Registrant

See the disclosure set forth under Item 2.01 which is incorporated herein by reference.

As a result of the Acquisition, LSG acquired 35,000,000 shares of our common stock, or approximately 75.3% of the total voting power of all of our outstanding voting securities.  LSG assumed control from the holders of our issued and outstanding common stock, and in particular, Robert Baker, who owned approximately 24.3% of our common stock prior to the Closing Date.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date, Robert Baker submitted his resignation as our President and Chief Executive Officer, and Mark Walmesley was appointed by our Board of Directors to fill the resulting vacancies.  Mr. Baker’s resignations were not due to any disagreement with us regarding our operations, policies, practices or otherwise.  Mr. Walmesley is now our President, Chief Executive Officer, Chief Financial Officer and Treasurer, and Mr. Baker is our Secretary.  Our Board of Directors currently consists of two directors: Mr. Walmesley and Mr. Baker.

For certain biographical and other information regarding Mr. Walmesley, see the disclosure under Item 2.01 – Directors and Executive Officers, which is incorporated herein by reference.

Item 5.06                      Change in Shell Company Status

Since we were a shell company prior to the closing of the Acquisition, see the disclosure set forth under Items 2.01 and 5.01 which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

Filed as Exhibit 99.1 to this Report and incorporated herein by reference are the audited financial statements of LSG for the year ended December 31, 2013.

Filed as Exhibit 99.2 to this Report and incorporated herein by reference are the unaudited interim financial statements of LSG for the periods ended September 30, 2014 and 2013.

 (b)           Pro Forma Financial Information

Filed as Exhibit 99.3 to this Report and incorporated herein by reference are our unaudited pro forma financial statements for the year ended December 31, 2013 and for the nine months ended September 30, 2014.

(c)           Shell Company Transactions

See Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)           Exhibits

The Option Agreement included as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on October 9, 2014 and incorporated herein by reference, contains representations and warranties by the parties to the agreement that were made solely for the benefit of the parties thereto.  These representations and warranties:

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the Option Agreement, which disclosures are not necessarily reflected in such agreement;

•	may apply standards of materiality that differ from those of a reasonable investor; and

•	were made only as of specified dates contained in the Option Agreement and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time.  Investors should not rely on them as statements of fact.

Exhibit Number	Exhibit Description
3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on December 9, 2004 (1)
3(ii).1	Bylaws (1)
10.1	Mineral Option Agreement with LSG dated October 4, 2014 (2)
10.2	Settlement Agreement with Robert Baker dated December 5, 2014
99.1	Audited Financial Statements of LSG for the years ended December 31, 2013 and 2012
99.2	Unaudited Interim Financial Statements of LSG for the periods ended September 30, 2014 and 2013
99.3	Unaudited Pro Forma Financial Statements year ended December 31, 2013 and for the nine months ended September 30, 2014

(1)	Incorporated by reference from our registration statement on Form SB-2 filed with the SEC on March 4, 2005.

(2)	Incorporated by reference from our current report on Form 8-K filed with the SEC on October 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2014	INTERNATIONAL GOLD CORP.

	By:	/s/ Mark Walmesley
Mark Walmesley
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director